Exhibit 99.15

Johnson & Johnson Reports 2016 First-Quarter Results:

Sales of $17.5 Billion Increased 0.6% Versus 2015 First Quarter
First-Quarter EPS was $1.54
Adjusted 2016 First-Quarter EPS of $1.68 increased 7.7%*

Continued Strong Operational Sales Growth
Excluding Acquisitions/Divestitures and Hepatitis C Impact

New Brunswick, N.J. (April 19, 2016) - Johnson & Johnson (NYSE: JNJ) today announced sales of $17.5 billion for the first quarter of 2016, an increase of 0.6% as compared to the first quarter of 2015. Operational sales results increased 3.9% and the negative impact of currency was 3.3%. Domestic sales increased 7.2%. International sales decreased 6.0%, reflecting operational growth of 0.6% and a negative currency impact of 6.6%. Excluding the net impact of acquisitions, divestitures and hepatitis C sales, on an operational basis, worldwide sales increased 6.9%, domestic sales increased 9.8% and international sales increased 3.8%.* The currency devaluation in Venezuela negatively impacted worldwide operational sales growth by 60 basis points, and international sales growth by 120 basis points.
Net earnings and diluted earnings per share for the first quarter of 2016 were $4.3 billion and $1.54, respectively. First quarter 2016 net earnings included after-tax intangible amortization expense of approximately $0.2 billion and a charge for after-tax special items of approximately $0.2 billion. First quarter 2015 net earnings included after-tax intangible amortization expense of approximately $0.2 billion and a net gain for after-tax special items of approximately $0.1 billion. A reconciliation of non-GAAP financial measures is included as an accompanying schedule. Excluding after-tax intangible amortization expense and special items, adjusted net earnings for the current quarter were $4.7 billion and adjusted diluted earnings per share were $1.68, representing increases of 6.1% and 7.7%, respectively, as compared to the same period in 2015.* On an operational basis, adjusted diluted earnings per share increased 10.3%.*
“We are off to a strong start to the year, supported by our first quarter underlying sales growth,” said Alex Gorsky, Chairman and Chief Executive Officer. “Our Pharmaceuticals business continues to deliver impressive levels of growth, we have steady improvement in our Consumer business, and we are seeing momentum in our Medical Devices businesses, all of which are fueling our optimism for the full-year ahead.”
Mr. Gorsky continued, “I am proud of our global teams for their contributions to these results and their commitment to developing innovative solutions that address the unmet health care needs of people around the world.”
The Company increased its sales guidance for the full-year 2016 to $71.2 billion to $71.9 reflecting current foreign currency exchange rates. Additionally, the Company increased its adjusted earnings guidance for full-year 2016 to $6.53 - $6.68 per share.

Worldwide Consumer sales of $3.2 billion for the first quarter 2016 represented a decrease of 5.8% versus the prior year, consisting of an operational decrease of 0.2% and a negative impact from currency of 5.6%. Domestic sales decreased 0.1%; international sales decreased 9.6%, which reflected an operational decrease of 0.3% and a negative currency impact of 9.3%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 1.9%, domestic sales increased 4.1% and international sales increased 0.5%*. The currency devaluation in Venezuela negatively impacted worldwide Consumer operational sales growth by 200 basis points, and international sales growth by 320 basis points.
Primary contributors to Consumer operational sales results were over-the-counter products including TYLENOL® and MOTRIN® analgesics, upper respiratory products including ZYRTEC® allergy medications, digestive health products, domestic LISTERINE® oral care products and international anti-smoking aids.
Worldwide Pharmaceutical sales of $8.2 billion for the first quarter 2016 represented an increase of 5.9% versus the prior year with an operational increase of 8.5% and a negative impact from currency of 2.6%. Domestic sales increased 12.9%; international sales decreased 3.4%, which reflected an operational increase of 2.6% and a negative currency impact of 6.0%. Excluding the net impact of acquisitions, divestitures and hepatitis C sales, on an operational basis, worldwide sales increased 12.3%, domestic sales increased 16.2% and international sales increased 7.1%.*
Worldwide operational sales growth was driven by new products and the strength of core products. New product sales growth was negatively impacted by lower sales of OLYSIO®/SOVRIAD® (simeprevir) due to competitive entrants. Strong growth in new products include IMBRUVICA® (ibrutinib), an oral, once-daily therapy approved for use in treating certain B-cell malignancies, a type of blood or lymph node cancer; XARELTO® (rivaroxaban), an oral anticoagulant; DARZALEX® (daratumumab), for the treatment of patients with multiple myeloma; and INVOKANA®/INVOKAMET® (canagliflozin), for the treatment of adults with type 2 diabetes.
Additional contributors to operational sales growth include REMICADE® (infliximab) and SIMPONI®/SIMPONI ARIA® (golimumab), biologics approved for the treatment of a number of immune-mediated inflammatory diseases; STELARA® (ustekinumab), a biologic approved for the treatment of moderate to severe plaque psoriasis and psoriatic arthritis; and INVEGA® SUSTENNA®/XEPLION®/TRINZA® (paliperidone palmitate), long-acting, injectable atypical antipsychotics for the treatment of schizophrenia in adults.
During the quarter, the U.S. Food and Drug Administration (FDA) approved an additional indication for IMBRUVICA® (ibrutinib) for first-line treatment of chronic lymphocytic leukemia. The Committee for Medicinal Products for Human Use (CHMP) issued a positive opinion recommending a conditional marketing authorization in the European Union for first-in-class CD38 immunotherapy DARZALEX® (daratumumab), for the treatment of patients with multiple myeloma, as well as a positive opinion recommending marketing authorization for TREVICTA® (paliperidone palmitate a 3-monthly injection) for the maintenance treatment of schizophrenia.
In April, subsequent to the first quarter, a worldwide collaboration and license agreement was entered into with TESARO, Inc. for exclusive rights to the investigational compound niraparib in prostate cancer.

Worldwide Medical Devices sales of $6.1 billion for the first quarter 2016 represented a decrease of 2.4% versus the prior year consisting of an operational increase of 0.5% and a negative currency impact of 2.9%. Domestic sales increased 2.2%; international sales decreased 6.5%, which reflected an operational decrease of 1.0% and a negative currency impact of 5.5%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 3.0%, domestic sales increased 3.3% and international sales increased 2.8%.*
Primary contributors to operational sales growth were electrophysiology products in the Cardiovascular business; joint reconstruction products in the Orthopaedics business; endocutters, energy and biosurgical products in the Advanced Surgery business; and international ACUVUE® contact lenses in the Vision Care business.
In April, subsequent to the quarter, the acquisition of NeuWave Medical, Inc., a privately held medical device company that manufactures and markets minimally invasive soft tissue microwave ablation systems, was completed.

About Johnson & Johnson
Caring for the world, one person at a time, inspires and unites the people of Johnson & Johnson. We embrace research and science - bringing innovative ideas, products and services to advance the health and well-being of people. Our approximately 127,500 employees at more than 250 Johnson & Johnson operating companies work with partners in health care to touch the lives of over a billion people every day, throughout the world.
* Operational sales growth excluding the net impact of acquisitions, divestitures and hepatitis C sales, as well as adjusted net earnings, adjusted diluted earnings per share and operational adjusted diluted earnings per share excluding after-tax intangible amortization expense and special items, are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Except for guidance measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying financial schedules of the earnings release and the Investor Relations section of the company’s website at www.investor.jnj.com.
Johnson & Johnson will conduct a conference call with investors to discuss this news release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website at www.investor.jnj.com. A replay and podcast will be available approximately two hours after the live webcast by visiting www.investor.jnj.com.
Copies of the financial schedules accompanying this press release are available at www.investor.jnj.com/historical-sales.cfm.  These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliations of non-GAAP financial measures, and sales of key products/franchises.  Additional information on Johnson & Johnson, including adjusted income before tax by segment, a pharmaceutical pipeline of selected compounds in late stage development and a copy of today’s earnings call presentation can be found on the company's website at www.investor.jnj.com.

NOTE TO INVESTORS CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to, economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the company to successfully execute strategic plans, including restructuring plans; market conditions and the possibility that the on-going share repurchase program may be suspended or discontinued; the impact of business combinations and divestitures; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws and global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns or financial distress of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; increased scrutiny of the health care industry by government agencies; and the potential failure to meet obligations in compliance agreements with government bodies. A further list and description of these risks, uncertainties and other factors can be found in Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016, including in Exhibit 99 thereto, and the company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.investor.jnj.com, or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.